UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2011

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2011, HealthSouth Corporation (the “Company”) amended and restated in its entirety the existing amended and restated credit agreement, dated October 26, 2010, as supplemented or otherwise modified from time to time (the “2011 Credit Agreement”). The parties to the 2011 Credit Agreement are the Company, Barclays Bank PLC, as administrative agent and collateral agent (the “Agent”), Citigroup Global Markets Inc., as syndication agent, Bank of America, N.A., Goldman Sachs Lending Partners LLC, and Morgan Stanley & Co., as co-documentation agents, and various other lenders from time to time.

Below is a summary of the material provisions of the 2011 Credit Agreement that changed as a result of this amendment and restatement:

1)
creates, under the pre-existing accordion feature, a $100 million term loan with an initial interest rate of LIBOR plus 2.5%, maturing in May 2016 and continues to permit future increases in revolving borrowing capacity or new term loans, or both, in an aggregate amount not to exceed $200 million;

2)
reduces by 1.00% each of the various applicable interest rates for any outstanding balance on the revolving credit facility, depending on the Leverage Ratio (as defined in the 2011 Credit Agreement) during a given interest rate period; and

3)	resets the maturity date for the existing revolving credit facility from October 2015 to May 2016.

All other material terms of the existing credit agreement remain the same and are described in more detail in the Current Reports on Form 8-K and 8-K/A previously filed on November 1, 2010 and November 23, 2010, respectively. The 2011 Credit Agreement continues to provide for a senior secured revolving credit facility of up to $500 million with a new current interest rate of LIBOR plus 2.5%, including a $260 million letter of credit subfacility. As of May 10, 2011, no amounts were drawn on the revolving credit facility, and $48.1 million were drawn on the letter of credit subfacility. The new term loan will amortize quarterly at a per annum rate of 5% through June 30, 2013, then at 7.5% through June 30, 2014, and then at 10% through March 31, 2016.

The Company’s obligations under the 2011 Credit Agreement are secured by substantially all of the assets of the Company and its subsidiary guarantors and guaranteed by those subsidiary guarantors pursuant to the amended and restated collateral and guarantee agreement (the “Collateral and Guarantee Agreement”), dated as of October 26, 2010, among the Agent, the Company, and its subsidiaries identified therein that was previously filed as Exhibit 10.3 to the Current Report on Form 8-K/A on November 23, 2010.

The descriptions of the provisions of the Collateral and Guarantee Agreement and the 2011 Credit Agreement are summary in nature and are qualified in their entirety by reference to the full and complete terms of the definitive agreements. A copy of the 2011 Credit Agreement is expected to be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q. When filed, that Form 10-Q will also be available on the Company’s website at http://investor.healthsouth.com under SEC filings.

Some of the lenders under the 2011 Credit Agreement and certain of their affiliates have engaged and in the future may engage in investment banking transactions, including securities offerings, and in general financing and commercial banking transactions with, and the provision of services to, us and our affiliates in the ordinary course of business and otherwise for which they have received, and will in the future receive, customary fees.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 11, 2011, the Company issued a press release regarding the execution of the 2011 Credit Agreement, a copy of which is attached hereto as Exhibit 99.1.

Additionally, as previously announced, the Company will be making a presentation on Wednesday, May 11th, at 8 a.m. PT as part of the Bank of America Merrill Lynch Health Care Conference in Las Vegas, Nevada. To supplement the presentation slides that have been previously filed in a Current Report on Form 8-K dated May 10, 2011, the presentation will include the slides attached to this Current Report on Form 8-K as Exhibit 99.2 to address the 2011 Credit Agreement and update the principal amount of the previously announced initial call of 10.75% Senior Notes due 2016 from $285 million to $335 million. The presentation will be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link. The presentation will also address, among other things, the Company’s strategy and financial performance and discuss industry trends and dynamics.

Exhibits 99.1 and 99.2 attached hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of Exhibits 99.1 and 99.2 attached hereto is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K, and any exhibits hereto, includes certain estimates, projections, and other forward-looking information that reflect the Company’s current views with respect to future events. These estimates, projections, and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein. There can be no assurance that any estimates, projections, or forward-looking information will be realized. There may be differences between such estimates and actual events, and those differences may be material.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of HealthSouth Corporation, dated May 11, 2011.

99.2	Presentation slides of HealthSouth Corporation to be used in connection with its May 11, 2011 presentation at the Bank of America Merrill Lynch Health Care Conference in Las Vegas, Nevada.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH Corporation

By:	/s/ John P. Whittington
Name: John P. Whittington
Title: Executive Vice President, General Counsel, and Corporate Secretary

Dated: May 11, 2011